UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005

Amanasu Technologies Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-31261	98-0351058
(Commission File Number)	(IRS Employer)
Identification No.)

701 Fifth Avenue, 42nd Floor, Seattle, WA
(Address of Principal Executive Offices) (Zip Code)

206-262-8188
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Amanasu Technologies Corporation (the “Registrant”) entered into an International Distributor Agreement dated December 30th, 2004 (the “Agreement”) with Evader Motorsports, Inc. (“Evader”), whereby the Registrant was appointed as an exclusive agent for the following products of Evader:

EvaderTM Electric Motor Scooters

All EvaderTM parts and accessories

All literature, printed materials bearing the Evader trademark

Any other products sold by Evader to the Registrant

The Registrant was granted the exclusive rights for the motorcycle retail industry or vertical markets in Japan, with the right to include other channels as agreed to between the parties.

Pursuant to the terms of the Agreement, the Registrant must meet the following quotas during the five year term:

1st year:

2,500 Units

2nd year:

3,000 Units (an increase of 20%)

3rd year:

3,600 Units (an increase of 20%)

4th year:

4,350 Units (an increase of 20%)

5th year:

5,184 Units (an increase of 20%)

The Registrant must enter into an Annual Operating Distributor Agreement (the “AODA”) with Evader in order to keep the Agreement in good standing.  The Agreement is renewable after the initial five year term, provided that an AODA is entered into each year.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits:

99.1

Distribution Agreement, December 30, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

January 24, 2005

Amanasu Technologies Corporation

By:

/s/ Hideyuki Shiraishi ________

Hideyuki Shiraishi, President